EXHIBIT 21.1

                  SUBSIDIARIES OF HENLEY HEALTHCARE, INC.

      The following is a list of all of the subsidiaries of the Company as of the date hereof. Each of the subsidiaries is wholly-owned by the Company.

            CORPORATE NAME OF SUBSIDIARY              STATE OF INCORPORATION
            ----------------------------              ----------------------
            Health Career Learning Systems, Inc.            Michigan
            Garvey Company                                  Minnesota
            Med-Quip, Inc.                                  Georgia
            Henley Acquisition Corp.                        Texas